For Immediate Release	Exhibit 99.1
Contact:
Dennis Craven (Company)	Chris Daly (Media)
Chief Operating Officer	Daly Gray, Inc.
(561) 227-1386	(703) 435-6293

Chatham Lodging Trust Announces Fourth Quarter 2016 Results

Outperforms Expectations Across the Board

WEST PALM BEACH, Fla., February 23, 2017-Chatham Lodging Trust (NYSE: CLDT), a lodging real estate investment trust (REIT) that invests in upscale, extended-stay hotels and premium-branded, select-service hotels and owns 133 hotels wholly or through joint ventures, today announced results for the fourth quarter ended December 31, 2016. The company also provided its initial guidance for 2017.

Fourth Quarter 2016 Key Metrics

•	Net Income - Declined $1.8 million to $2.7 million. Net income per diluted share was $0.07 versus $0.12 in the 2015 fourth quarter.

•
Portfolio Revenue per Available Room (RevPAR) - Declined slightly, 0.8 percent, compared to the 2015 fourth quarter, to $118 for Chatham’s 38, wholly owned hotels. Average daily rate (ADR) improved 1.7 percent to $157, offset by a 2.4 percent occupancy decline to 75 percent.

•	Adjusted EBITDA - Rose $0.3 million to $26.3 million.

•
Adjusted FFO - Improved $0.9 million to $17.0 million. Adjusted FFO per diluted share was $0.44, up 5 percent versus last year and significantly exceeding the company’s guidance of $0.35-$0.38 per share.

•
Operating Margins - Experienced a 50 basis point reduction in comparable hotel gross operating profit margins (total revenue less total hotel operating expenses) to 45.9 percent, using comparable hotels regardless of ownership. Comparable hotel EBITDA margins dropped 80 basis points to 36.7 percent.

Consolidated Financial Results

The following is a summary of the consolidated financial results for the three months and year ended December 31, 2016. RevPAR, ADR and occupancy for 2016 and 2015 are based on hotels owned as of December 31, 2016 ($ in millions, except per share, RevPAR, ADR, occupancy and margins):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Net income	$2.7	$4.5	$31.7	$33.2
Diluted net income per common share	$0.07	$0.12	$0.81	$0.86
RevPAR	$118	$119	$131	$131
ADR	$157	$154	$163	$161
Occupancy	75%	77%	81%	82%
Adjusted EBITDA	$26.3	$26.0	$128.0	$126.7
GOP Margin	45.9%	46.4%	48.6%	49.9%
Hotel EBITDA Margin	36.7%	37.5%	41.2%	43.1%
AFFO	$17.0	$16.1	$89.0	$87.8
AFFO per diluted share	$0.44	$0.42	$2.30	$2.29
Dividends per share	$0.33	$0.38	$1.30	$1.28

Operating Results

“Our overall operating results were much better than the guidance we provided for the fourth quarter. The results were driven by across the board beats with RevPAR only declining 0.8 percent versus our guidance of a decline of approximately 2.5 percent. Margins finished 130 basis points better than forecasted, and we achieved lower corporate general and administrative expenses,” commented Jeffrey H. Fisher, Chatham’s president and chief executive officer. “Portfolio RevPAR growth in November rose 1.0 percent, much better than we expected, and December RevPAR was down 1.3 percent. Both months outperformed October when RevPAR declined 1.9 percent. We certainly are not applauding the fact that RevPAR declined 0.8 percent in the quarter, but we were encouraged by fourth quarter performance improvements from the 2.1 percent RevPAR decline in the 2016 third quarter. Excluding our six hotels in oil-industry influenced Houston and western Pennsylvania markets where RevPAR declined 19.5 percent, RevPAR would have risen 1.6 percent so these two markets had an adverse impact of 240 basis points on our entire portfolio.”

Fourth quarter RevPAR performance for certain key markets:

•	Silicon Valley RevPAR rose 4.8 percent with a 5.7 percent increase in ADR

•	Four Houston hotels experienced a RevPAR decline of 21.9 percent

•	Two Washington D.C. hotels saw RevPAR rise 4.8 percent

•	Three Boston hotels experienced a RevPAR decline of 3.2 percent

“As we mentioned during our third quarter earnings call, we quickly implemented cost savings initiatives and modified revenue management strategies across the portfolio. When combined with our top-line performance, we generated better than expected operating margins of 45.9 percent, down 50 basis points from last year, but much-improved from the 180 basis point decline we experienced in the 2016 third quarter,” highlighted Dennis Craven, Chatham’s chief operating officer. “We certainly could not have reacted this quickly had it not been for our unique relationship with Island Hospitality. As market metrics declined, Island initiated numerous changes that positively influenced our top and bottom lines, and that nimbleness greatly enhanced our ability to drive incremental earnings. This relationship is very valuable for us and our shareholders. Lastly, our corporate expenses were down approximately $0.5 million versus our forecast for the quarter as a result of lower payroll related expenses, miscellaneous items and taxes.”

Joint Venture Investment Performance
During the quarter, the Innkeepers and Inland joint ventures contributed Adjusted EBITDA and Adjusted FFO of approximately $3.4 million and $1.5 million, respectively, both results approximately $0.3 million better than Chatham’s fourth quarter guidance. For the year ended December 31, 2016, the joint ventures contributed Adjusted EBITDA and Adjusted FFO of approximately $16.7 million and $8.9 million, respectively.

Chatham received distributions of $0.6 million during the quarter from the joint ventures. For the year ended December 31, 2016, Chatham received distributions of $7.2 million from the joint ventures. Chatham’s investment for its approximate 10 percent interest in the two joint ventures was $50.1 million.

Capital Markets & Capital Structure

As of December 31, 2016, the company had net debt of $572.9 million (total consolidated debt less unrestricted cash). Total debt outstanding was $585.1 million at an average interest rate of 4.5 percent, comprised of $532.6 million of fixed-rate mortgage debt at an average interest rate of 4.7 percent and $52.5 million outstanding on the company’s $250 million senior unsecured revolving credit facility, which currently carries a 2.7 percent interest rate.

Chatham’s leverage ratio was approximately 40 percent at December 31, 2016, based on the ratio of the company’s net debt to hotel investments at cost. The weighted average maturity date for Chatham’s fixed-rate debt is February 2024. As of December 31, 2016, Chatham’s proportionate share of joint venture debt and unrestricted cash was $168.0 million and $2.6 million, respectively.

On December 31, 2016, as defined in the company’s credit agreement, Chatham’s fixed charge coverage ratio, including its interest in the two joint ventures with Colony NorthStar, was 3.4 times, and total net debt to trailing 12-month corporate EBITDA was 5.8 times. Excluding its interests in the two joint ventures, Chatham’s fixed charge coverage ratio was 3.6 times, and net debt to trailing 12-month corporate EBITDA was 5.2 times.

“Our hotel investments continue to generate significant free cash flow, enabling us to reduce our net debt by $13.9 million in 2016 after $22.5 million in capital expenditures,” said Jeremy Wegner, Chatham’s chief financial officer. “We will continue to use our free cash flow after capital expenditures to reduce debt. With our well-positioned capital structure, strong coverage ratios and low cost of debt, we are prudently leveraged.”

Dividend

During the 2016 first quarter, Chatham’s Board of Trustees increased its regular monthly dividend by 10 percent, or $0.01 per common share, to $0.11 per common share. Chatham currently pays a monthly dividend of $0.11 per common share. “Our 2016 regular cash dividend per share of $1.30 represented approximately 57 percent of our estimated Adjusted FFO per share,” Craven stated.

Hotel Reinvestments/Expansions

No renovations were undertaken during the 2016 fourth quarter. The 32-suite expansion of the Residence Inn Palo Alto Mountain View in Silicon Valley opened in early October. “The tower expansion increased our hotel room count in Mountain View by 29 percent, and the 32 new studio king suites provide us the flexibility to augment our room revenue through revenue management strategies with our other suite types on property. Silicon Valley is home to some of the fastest growing companies in America, and the high-tech industry is one of the strongest industries in our economy,” Fisher highlighted. “In Mt. View, we effectively utilized a parcel of vacant land that was acquired approximately three years ago. Including land, our all-in investment was approximately $300 thousand per new room, significantly below market value.”

2017 Guidance

The company provides guidance, but does not undertake to update it for any developments in its business. Achievement of the results is subject to the risks disclosed in the company’s filings with the Securities and Exchange Commission. The company’s 2017 guidance reflects the following:

•	Industrywide RevPAR growth of 0 to 3 percent in 2017

◦	Marriott is projecting North American RevPAR growth of 0 to 2 percent. Hilton provided global RevPAR growth of 0 to 3 percent.

◦	Smith Travel Research is projecting industry RevPAR growth of 2.5 percent and 1.3 percent for the upscale segment.

•	Renovations at the following hotels:

◦	Residence Inn San Diego Gaslamp and Courtyard by Marriott Houston Medical Center in the first quarter

◦	Homewood Suites Maitland, Fla., during the second quarter

◦	Homewood Suites in Bloomington, Minn., and Brentwood, Tenn., during the third quarter

◦	Residence Inn San Diego Mission Valley in the fourth quarter

•	No additional acquisitions, dispositions, debt or equity issuance

	Q1 2017	2017 Forecast
RevPAR	$124-$125	$130-$132
RevPAR growth	+0.0-1.0%	-1.0%-1.0%
Total hotel revenue	$67.6-$68.3 M	$287.9-$293.4 M
Net income	$3.8-$5.1 M	$24.3-$29.8 M
Net income per diluted share	$0.10-$0.13	$0.62-$0.76
Adjusted EBITDA	$26.9-$28.3 M	$121.0-$126.5 M
Adjusted funds from operation ("FFO")	$17.0-$18.4 M	$80.5-$86.0 M
Adjusted FFO per diluted share	$0.44-$0.47	$2.06-$2.20
Hotel EBITDA margins	38.7-40.2%	39.7-40.5%
Corporate cash administrative expenses	$2.3 M	$8.8 M
Corporate non-cash administrative expenses	$0.8 M	$3.7 M
Interest expense (excluding fee amortization)	$6.8 M	$27.2 M
Non-cash amortization of deferred fees	$0.3 M	$1.4 M
Income taxes	$0.0 M	$0.2 M
Chatham’s share of JV EBITDA	$3.0-$3.2 M	$15.5-$16.5 M
Chatham’s share of JV FFO	$1.1-$1.2 M	$7.5-$8.5 M
Weighted average shares/units outstanding	39.0 M	39.0 M

Funds from operations (FFO), Adjusted FFO (AFFO), EBITDA and Adjusted EBITDA are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission. See the discussion included in this press release for information regarding these non-GAAP financial measures.

Earnings Call
The company will hold its fourth quarter 2016 conference later today at 1:00 p.m. Eastern Time. Shareholders and other interested parties may listen to a simultaneous webcast of the conference call on the Internet by logging onto Chatham’s Web site, http://chathamlodgingtrust.com/, or www.streetevents.com, or may participate in the conference call by dialing 1-877-407-0789 and referencing Chatham Lodging Trust. A recording of the call will be available by telephone until 11:59 p.m. ET on Thursday, March 2, 2017, by dialing 1-844-512-2921, reference number 13654002. A replay of the conference call will be posted on Chatham’s website.
About Chatham Lodging Trust

Chatham Lodging Trust is a self-advised, publicly-traded real estate investment trust focused primarily on investing in upscale, extended-stay hotels and premium-branded, select-service hotels. The company owns interests in 133 hotels totaling 18,210 rooms/suites, comprised of 38 properties it wholly owns with an aggregate of 5,712 rooms/suites in 15 states and the District of Columbia and a minority investment in two joint ventures that own 95 hotels with an aggregate of 12,498 rooms/suites. Additional information about Chatham may be found at chathamlodgingtrust.com.

Non-GAAP Financial Measures

Included in this press release are certain “non-GAAP financial measures,” within the meaning of Securities and Exchange Commission (SEC) rules and regulations, that are different from measures calculated and presented in accordance with GAAP (generally accepted accounting principles). The company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (4) Adjusted EBITDA and (5) Adjusted Hotel EBITDA. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as prescribed by GAAP as a measure of its operating performance.

FFO As Defined by NAREIT and Adjusted FFO

The company calculates FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment write-downs, the cumulative effect of changes in accounting principles, plus depreciation and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures following the same approach. The company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it measures its performance without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of real estate assets and certain other items that the company believes are not indicative of the property level performance of its hotel properties. The company believes that these items reflect historical cost of its asset base and its acquisition and disposition activities and are less reflective of its ongoing operations, and that by adjusting to exclude the effects of these items, FFO is useful to investors in comparing its operating performance between periods and between REITs that also report using the NAREIT definition.

The company calculates Adjusted FFO by further adjusting FFO for certain additional items that are not addressed in NAREIT’s definition of FFO, including hotel property acquisition costs and other charges, losses on the early extinguishment of debt and similar items related to its unconsolidated real estate entities that it believes do not represent costs related to hotel operations. The company believes that Adjusted FFO provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs that make similar adjustments to FFO.

EBITDA, Adjusted EBITDA and Adjusted Hotel EBITDA

The company calculates EBITDA for purposes of the credit facility debt as net income or loss excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; (3) depreciation and amortization; and (4) unconsolidated real estate entity items including interest, depreciation and amortization excluding gains and losses from sales of real estate. The company believes EBITDA is useful to investors in evaluating its operating performance because it helps investors compare the company’s operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results. In addition, the company uses EBITDA as one measure in determining the value of hotel acquisitions and dispositions.

The company calculates Adjusted EBITDA by further adjusting EBITDA for certain additional items, including hotel property acquisition costs and other charges, gains or losses on the sale of real estate, losses on the early extinguishment of debt, amortization of non-cash share-based compensation and similar items related to its unconsolidated real estate entities, which it believes are not indicative of the performance of its underlying hotel properties entities. The company believes that Adjusted EBITDA provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs that report similar measures.

Adjusted Hotel EBITDA is defined as net income before interest, income taxes, depreciation and amortization, corporate general and administrative, hotel property acquisition costs, loss on early extinguishment of debt, interest and other income and income or loss from unconsolidated real estate entities. The Company presents Adjusted Hotel EBITDA because the Company believes it is useful to investors in comparing its hotel operating performance between periods and comparing its Adjusted Hotel EBITDA margins to those of our peer companies. Adjusted Hotel EBITDA represents the results of operations for its wholly owned hotels only.

Although the company presents FFO, Adjusted FFO, EBITDA and Adjusted EBITDA because it believes they are useful to investors in comparing the company’s operating performance between periods and between REITs that report similar measures, these measures have limitations as analytical tools. Some of these limitations are:

•	FFO, Adjusted FFO, EBITDA, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the company’s cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	FFO, Adjusted FFO, EBITDA, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect changes in, or cash requirements for, the company’s working capital needs;

•	FFO, Adjusted FFO, EBITDA, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect funds available to make cash distributions;

•	EBITDA, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the company’s debts;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may need to be replaced in the future, and FFO, Adjusted FFO, EBITDA, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect any cash requirements for such replacements;

•
Non-cash compensation is and will remain a key element of the company’s overall long-term incentive compensation package, although the company excludes it as an expense when evaluating its ongoing operating performance for a particular period using adjusted EBITDA;

•
Adjusted FFO, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the impact of certain cash charges (including acquisition transaction costs) that result from matters the company considers not to be indicative of the underlying performance of its hotel properties; and

•
Other companies in the company’s industry may calculate FFO, Adjusted FFO, EBITDA, Adjusted EBITDA and Adjusted Hotel EBITDA differently than the company does, limiting their usefulness as a comparative measure.

In addition, FFO, Adjusted FFO, EBITDA, Adjusted EBITDA and Adjusted Hotel EBITDA do not represent cash generated from operating activities as determined by GAAP and should not be considered as alternatives to net income or loss, cash flows from operations or any other operating performance measure prescribed by GAAP. FFO, Adjusted FFO, EBITDA, Adjusted EBITDA and Adjusted Hotel EBITDA are not measures of the Company’s liquidity. Because of these limitations, FFO, Adjusted FFO, EBITDA, Adjusted EBITDA and Adjusted Hotel EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. The Company compensates for these limitations by relying primarily on its GAAP results and using FFO, Adjusted FFO, EBITDA, Adjusted EBITDA and Adjusted Hotel EBITDA only supplementally. The Company’s consolidated financial statements and the notes to those statements included elsewhere are prepared in accordance with GAAP.

The company’s reconciliation of FFO, Adjusted FFO, EBITDA, Adjusted EBITDA and Adjusted Hotel EBITDA to net income attributable to common shareholders, as determined under GAAP, is set forth below.

Forward-Looking Statement Safe Harbor

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "plan," "predict," "project," "will," "continue" and other similar terms and phrases, including references to assumption and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the effect on travel of potential terrorist attacks, that will affect occupancy rates at the company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the company’s indebtedness and its ability to meet covenants in its debt agreements; relationships with property managers; the company’s ability to maintain its properties in a first-class manner, including meeting capital expenditure requirements; the company’s ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; the company’s ability to complete acquisitions and dispositions; and the company’s ability to continue to satisfy complex rules in order for the company to remain a REIT for federal income tax purposes and other risks and uncertainties associated with the company’s business described in the company's filings with the SEC. Although the company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of February 23, 2017, and the company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

CHATHAM LODGING TRUST
Consolidated Balance Sheets
(In thousands, except share and per share data)

	December 31, 2016	December 31, 2015
	(unaudited)
Assets:
Investment in hotel properties, net	$1,233,094	$1,258,452
Cash and cash equivalents	12,118	21,036
Restricted cash	25,083	19,273
Investment in unconsolidated real estate entities	20,424	23,618
Hotel receivables (net of allowance for doubtful accounts of $155 and $95, respectively)	4,389	4,433
Deferred costs, net	4,642	5,365
Prepaid expenses and other assets	2,778	5,052
Deferred tax asset, net	426	—
Total assets	$1,302,954	$1,337,229
Liabilities and Equity:
Mortgage debt, net	$530,323	$539,623
Revolving credit facility	52,500	65,580
Accounts payable and accrued expenses	27,782	25,100
Distributions and losses in excess of investments of unconsolidated real estate entities	6,017	2,703
Distributions payable	4,742	7,221
Total liabilities	621,364	640,227
Commitments and contingencies
Equity:
Shareholders’ Equity:
Preferred shares, $0.01 par value, 100,000,000 shares authorized and unissued at December 31, 2016 and 2015	—	—
Common shares, $0.01 par value, 500,000,000 shares authorized; 38,367,014 and 38,308,937 shares issued and outstanding at December 31, 2016 and 2015, respectively	380	379
Additional paid-in capital	722,019	719,773
Retained earnings (distributions in excess of retained earnings)	(45,657)	(27,281)
Total shareholders’ equity	676,742	692,871
Noncontrolling Interests:
Noncontrolling interest in operating partnership	4,848	4,131
Total equity	681,590	697,002
Total liabilities and equity	$1,302,954	$1,337,229

CHATHAM LODGING TRUST
Consolidated Statements of Operations
(In thousands, except share and per share data)
(unaudited)

	For the three months ended		For the years ended
	December 31,		December 31,
	2016	2015	2016	2015
Revenue:
Room	$61,907	$62,051	$273,345	$258,137
Food and beverage	1,493	1,670	6,221	5,536
Other	2,424	2,439	10,115	9,534
Cost reimbursements from unconsolidated real estate entities	1,411	1,098	4,139	3,743
Total revenue	67,235	67,258	293,820	276,950
Expenses:
Hotel operating expenses:
Room	13,758	13,039	57,209	50,165
Food and beverage	1,225	1,265	4,928	4,127
Telephone	412	471	1,712	1,708
Other hotel operating	569	640	2,358	2,467
General and administrative	5,424	5,686	22,274	21,101
Franchise and marketing fees	5,119	5,094	22,412	21,240
Advertising and promotions	1,248	1,304	5,147	5,040
Utilities	2,244	2,305	9,545	9,464
Repairs and maintenance	3,001	3,159	12,444	11,722
Management fees	2,217	2,140	9,389	8,742
Insurance	366	344	1,359	1,218
Total hotel operating expenses	35,583	35,447	148,777	136,994
Depreciation and amortization	12,022	12,835	48,775	48,981
Property taxes, ground rent and insurance	6,109	5,893	21,564	18,581
General and administrative	2,043	3,301	11,119	11,677
Hotel property acquisition costs and other charges	151	44	510	1,451
Reimbursed costs from unconsolidated real estate entities	1,411	1,098	4,139	3,743
Total operating expenses	57,319	58,618	234,884	221,427
Operating income	9,916	8,640	58,936	55,523
Interest and other income	9	41	51	264
Interest expense, including amortization of deferred fees	(7,086)	(7,229)	(28,297)	(27,924)
Loss on early extinguishment of debt	—	(412)	(4)	(412)
Income (loss) from unconsolidated real estate entities	(628)	(132)	718	2,411
Income (loss) on sale from unconsolidated real estate entities	(2)	3,576	(10)	3,576
Income before income tax benefit (expense)	2,209	4,484	31,394	33,438
Income tax benefit (expense)	468	39	301	(260)
Net income	$2,677	$4,523	$31,695	$33,178
Net income attributable to non-controlling interests	(18)	(32)	(212)	(212)
Net income attributable to common shareholders	$2,659	$4,491	$31,483	$32,966
Income per Common Share - Basic:
Net income attributable to common shareholders	$0.07	$0.12	$0.82	$0.87
Income per Common Share - Diluted:
Net income attributable to common shareholders	$0.07	$0.12	$0.81	$0.86
Weighted average number of common shares outstanding:
Basic	38,315,040	38,213,219	38,299,067	37,917,871
Diluted	38,525,598	38,361,697	38,482,875	38,322,285
Distributions paid per common share:	$0.33	$0.38	$1.38	$1.20

CHATHAM LODGING TRUST
FFO and EBITDA
(In thousands, except share and per share data)

	For the three months ended		For the years ended
	December 31,		December 31,
	2016	2015	2016	2015
Funds From Operations (“FFO”):
Net income	$2,677	$4,523	$31,695	$33,178
Loss (income) on sale from unconsolidated real estate entities	2	(3,576)	10	(3,576)
Depreciation	11,969	12,782	48,562	48,784
Adjustments for unconsolidated real estate entity items	2,158	1,916	8,186	7,458
FFO attributable to common share and unit holders	16,806	15,645	88,453	85,844
Hotel property acquisition costs and other charges	151	44	510	1,451
Loss on early extinguishment of debt	—	412	4	412
Adjustments for unconsolidated real estate entity items	—	10	25	104
Adjusted FFO attributable to common share and unit holders	$16,957	$16,111	$88,992	$87,811
Weighted average number of common shares and units
Basic	38,572,815	38,470,994	38,556,842	38,175,646
Diluted	38,783,373	38,619,472	38,740,650	38,237,355

	For the three months ended		For the years ended
	December 31,		December 31,
	2016	2015	2016	2015
Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”):
Net income	$2,677	$4,523	$31,695	$33,178
Interest expense	7,086	7,229	28,297	27,924
Income tax (benefit) expense	(468)	(39)	(301)	260
Depreciation and amortization	12,022	12,835	48,775	48,981
Adjustments for unconsolidated real estate entity items	4,023	3,867	15,908	15,081
EBITDA	25,340	28,415	124,374	125,424
Hotel property acquisition costs and other charges	151	44	510	1,451
Loss on early extinguishment of debt	—	412	4	412
Adjustments for unconsolidated real estate entity items	20	11	62	136
Loss (income) on sale from unconsolidated real estate entities	2	(3,576)	10	(3,576)
Share based compensation	759	732	3,013	2,835
Adjusted EBITDA	$26,272	$26,038	$127,973	$126,682

CHATHAM LODGING TRUST
ADJUSTED HOTEL EBITDA
(In thousands, except share and per share data)

		For the three months ended		For the years ended
		December 31,		December 31,
		2016	2015	2016	2015

Net Income		$2,677	$4,523	$31,695	$33,178
Add:	Interest expense	7,086	7,229	28,297	27,924
	Income tax expense	—	—	—	260
	Depreciation and amortization	12,022	12,835	48,775	48,981
	Corporate general and administrative	2,043	3,301	11,119	11,677
	Hotel property acquisition costs and other charges	151	44	510	1,451
	Loss from unconsolidated real estate entities	628	132	—	—
	Loss on early extinguishment of debt	—	412	4	412
	Loss on sale from unconsolidated real estate entities	2	—	10	—
Less:	Interest and other income	(9)	(41)	(51)	(264)
	Income from unconsolidated real estate entities	—	—	(718)	(2,411)
	Income on sale from unconsolidated real estate entities	—	(3,576)	—	(3,576)
	Income tax benefit	$(468)	$(39)	$(301)	$—
	Adjusted Hotel EBITDA	$24,132	$24,820	$119,340	$117,632